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EXHIBIT 1. UNDERWRITING AGREEMENT WITH COMMUNITY BANC INVESTMENTS, INC.


               [ON THE LETTERHEAD OF OHIO STATE BANCSHARES, INC.]


                                                             June 25, 2002


Community Banc Investments, Inc.
26 East Main Street
New Concord, Ohio 43762
Attn: Mr. Greig A. McDonald, President


Re:  Underwriting of Ohio State Bancshares, Inc. Common Shares
     (the "Common Shares")

Dear Mr. McDonald:

         This letter confirms our agreement to retain Community Banc Investments, Inc., a licensed securities dealer in Ohio ("Community Banc") to serve as underwriter, on a best efforts basis, of up to a maximum of 44,000 Common Shares of Ohio State Bancshares, Inc. ("Ohio State Bancshares"), subject to the terms, provisions, and conditions of this Agreement and in accordance with the prices, terms, provisions and conditions set forth in the Prospectus (the "Prospectus"). The community offering described in the Prospectus shall hereinafter be referred to as the "Community Offering." The rights offering as described in the Prospectus, together with the Community Offering, are hereafter collectively referred to as the "Offering."

          1.   REPRESENTATIONS AND WARRANTIES OF OHIO STATE BANCSHARES.

          Ohio State Bancshares represents and warrants to Community Banc that:

               (a) Ohio State Bancshares is a corporation duly organized and existing in good standing under the laws of the State of Ohio with corporate power and authority to own its property and to carry on its business;

               (b) The Offering is being made in accordance with the General Corporation Law of the State of Ohio, and will be fully registered under the Securities Act of 1933, as amended (the "Act"). The Offering will qualify for sale in each state in which Ohio State Bancshares has shareholders under each state's respective "blue sky" laws;

               (c) Ohio State Bancshares has full corporate power and authority to sign this Agreement and undertake the Offering as contemplated, and no approvals or consents, except as may be required under the Act and state securities laws is required for the consummation of the Offering and any transactions contemplated thereby; and

               (d) The Prospectus, any exhibits, schedules or attachments thereto, or any written statement furnished to prospective investors by Ohio State Bancshares in connection with the Offering, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make any statement therein not misleading. There is no fact which Ohio State Bancshares has not disclosed to Community Banc or any prospective investor in writing which materially affects adversely nor, so far as Ohio State Bancshares can now foresee, will materially affect adversely the business, prospects, properties, profits, or condition (financial or otherwise) of Ohio State Bancshares.

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          2.   REPRESENTATIONS AND WARRANTIES OF COMMUNITY BANC.

          Community Banc hereby represents and warrants to Ohio State Bancshares that:

               (a) Community Banc is a licensed securities dealer in the State of Ohio, which is the only state in which Community Banc will offer and sell the Common Shares on behalf of Ohio State Bancshares in the Offering, and Community Banc shall remain duly licensed in Ohio throughout the term of the offer and sale of the Common Shares and shall comply with all statutes and other requirements applicable to it as a licensed securities dealer;

               (b) Community Banc will act in its capacity as an underwriter of the Common Shares only in accordance with the terms and conditions set forth herein and in the Prospectus; and

               (c) Community Banc has full corporate power and authority to sign this Agreement and to undertake the underwriting of the Community Offering as contemplated.

          3.   SERVICES AND FEE.

         Community Banc agrees to use its best efforts to sell the Common Shares in the Community Offering in Ohio at the prices and on the terms described in the Prospectus. Community Banc shall have no obligation to purchase any of the shares.

         As consideration for Community Banc's services hereunder, Ohio State Bancshares, Inc. shall pay Community Banc as follows: (a) Three Dollars ($3.00) for each Common Share sold by Community Banc in Ohio in the Community Offering to members of the general public at $69.00 per share, and (b) Two Dollars ($2.00) for each Common Share sold by Community Banc in Ohio in the Community Offering to existing shareholders at $68.00 per share. Ohio State Bancshares shall not compensate Community Banc for any Common Shares sold in the rights offering (as described in the Prospectus) or to employees of Ohio State Bancshares or The Marion Bank in the Community Offering. In no event will Community Banc's commission exceed 3% of the total proceeds of the Offering.

          4.   COVENANTS OF OHIO STATE BANCSHARES.

               If any event shall have occurred as a result of which the Prospectus (including any exhibits, schedules or attachments thereto) or any other written materials previously furnished to prospective investors would include any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein not misleading, Ohio State Bancshares shall notify Community Banc and, upon Community Banc's request, shall prepare and furnish Community Banc with a supplement or amendment to the Prospectus or other written materials, as applicable, which will correct such statement or omission as Community Banc may from time to time reasonably request.

          5.   INDEMNIFICATION.

               (a) Ohio State Bancshares shall indemnify and hold harmless Community Banc, and each of its controlling persons within the meaning of the Act, against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees) to which Community Banc or any such controlling person may become subject, insofar as such losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees), or actions in respect thereof, arise out of or are based upon any actions in connection with the Offering by Ohio State Bancshares or its agents (other than actions by Community Banc, controlling persons, its employees or affiliates), employees or affiliates, which are alleged to be in violation of the Act, or any other applicable federal or state securities law or regulation or the terms and conditions of the Offering set forth in the Prospectus.


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               (b) Community Banc shall indemnify and hold harmless Ohio State
          Bancshares and each of its controlling persons within the meaning of the Act, against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees) to which Ohio State Bancshares or any such controlling person may become subject, insofar as such losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees), or actions in respect thereof, arise out of or are based upon the activities of Community Banc as underwriter in the offering of the Common Shares, which are alleged to be in violation of the Act or any other applicable federal or state securities law or regulation, or the terms and conditions of the Offering set forth in the Prospectus.

               (c) Promptly after receipt by an indemnified party under this
          Section 5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under the Section 5, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability under the Section 5. In the event any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          6.   REPRESENTATIONS AND INDEMNITIES TO SURVIVE THE OFFERING.

               The respective indemnities, agreements, representations, warranties, covenants and other statements of Ohio State Bancshares and Community Banc set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of Ohio State Bancshares or Community Banc, or any controlling person of either, and shall survive the completion of the Offering.

          7.   SUCCESSORS.

               This Agreement shall be binding upon and inure solely to the benefit of Ohio State Bancshares and Community Banc and to the extent provided in Section 5, any person who controls Ohio State Bancshares or Community Banc, or their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of the Agreement. No purchaser of any of the Common Shares shall be construed to be a successor or assign merely by reason of such purchase.

          8.   APPLICABLE LAW.

               This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio and, to the extent that it may involve any United States statute, with the laws of the United States.

          9.   ENTIRE AGREEMENT.

               This Agreement constitutes the entire agreement between the parties and no amendment, change, modification or alteration of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

          10.  ORIGINAL DOCUMENT.

               This Agreement may be executed by both parties in counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same Agreement.



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         If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return the signed copy to Ohio State Bancshares at which time this letter will become a mutually binding obligation.


                                   Very truly yours,

                                   Ohio State Bancshares, Inc.


                                   By:   /s/ Gary E. Pendleton
                                      -----------------------------------------
                                      Its President and Chief Executive Officer



     Agreed to as of the above date

     Community Banc Investments, Inc.



     By:  /s/ Greig A. Mcdonald
        --------------------------------
         Greig A. McDonald
         President